Exhibit 5.1

July 3, 2024

SeaStar Medical Holding Corporation

3513 Brighton Blvd, Suite 410

Denver, Colorado 80216

Re:	Registration Statement on Form S-3

We have acted as counsel to SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of up to 650,447 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Warrant Shares”), underlying (i) series A common warrants (the “Series A Common Warrants”) to purchase an aggregate of up to 433,631 shares of Common Stock and (ii) series B common warrants (together with the Series A Common Warrants, the “Warrants”) to purchase an aggregate of up to 216,816 shares of Common Stock by a single institutional investor (the “Selling Securityholder”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

DFM/JBE